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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                                       FORM 8-K

                                    CURRENT REPORT
        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):   July 1, 1997



                                HARVEYS CASINO RESORTS
                (Exact name of registrant as specified in its charter)


  Nevada                          1-12802                          88-0066882
(State or other jurisdiction      (Commission                (I.R.S. Employer
of incorporation)                 File Number)            Identification No.)



                            Highway 50 & Stateline Avenue
                                     P.O. Box 128
                               Lake Tahoe, Nevada 89449
                       (Address of principal executive offices)

Registrant's telephone number, including area code:   (702) 588-2411



                                     Inapplicable
            (Former name or former address, if changed since last report.)

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ITEM 5.

         On July 1, 1997, the Registrant entered into a Stock Purchase and Management Buyout Agreement (the "Stock Purchase Agreement") with Hard Rock Hotel, Inc. a Nevada corporation (the "Hotel"), Lily Pond Investments, Inc., a Nevada corporation ("Lily Pond"), and Harveys L.V. Management Company, Inc., a Nevada corporation and wholly owned subsidiary of the Registrant ("HLVMC"). Pursuant to the Stock Purchase Agreement, the Hotel will repurchase from the Registrant all of the capital stock of the Hotel held by the Registrant, representing 40% of the currently outstanding capital stock of the Hotel. Upon the closing of the transactions contemplated by the Stock Purchase Agreement, the management agreement currently in effect between the Hotel and HLVMC relating to the management and operations of the Hotel will terminate, and a stockholders agreement among the Registrant, the Hotel and Lily Pond will be cancelled. A copy of the Stock Purchase Agreement is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

         As permitted under Item 601(b) of S-K, the Stock Purchase Agreement is filed herewith without the forms of release and the disclosure schedules, each of which is attached to and made part of the Stock Purchase Agreement as a schedule or similar attachment. The Registrant will supply a copy of any omitted schedule or similar attachment to the Commission upon request.

         In addition, the joint press release of the Registrant and the Hotel, dated July 1, 1997, is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

ITEM 7.  Exhibits.

         2.1  Stock Purchase Agreement, dated July 1, 1997.

         99.1 Press release, dated July 1, 1997.


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                                      SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             HARVEYS CASINO RESORTS.
                                (Registrant)


Dated:  July 2, 1997     /s/ John J. McLaughlin
                        --------------------------------------------
                             John J. McLaughlin
                             Senior Vice President,
                             Chief Financial Officer and Treasurer


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                                    EXHIBIT INDEX

EXHIBIT NO.             DESCRIPTION                             PAGE NO.

 2.1            Stock Purchase Agreement, dated July 1, 1997.

99.1            Press release, dated July 1, 1997.